Exhibit 99.1

1720 North First Street San Jose, CA 95112-4598 Contact: Shannon Dean (310) 257-1435	March 26, 2008 For Immediate Release
CALIFORNIA WATER SERVICE GROUP ANNOUNCES ELECTION OF EDWIN A. GUILES
TO ITS BOARD OF DIRECTORS

     SAN JOSE, CA — On March 26, 2008, Edwin A. Guiles, 58, was elected to the Board of California Water Service Group (NYSE: CWT).
     Guiles’ career in the energy industry spans 36 years; prior to assuming his current position as Executive Vice President of Corporate Development at San Diego-based Sempra Energy, he held a range of senior management positions, including Chairman and CEO of the Sempra Energy Utilities, San Diego Gas & Electric, and Southern California Gas Company.
     “Mr. Guiles has had a distinguished career in energy utility management, and he brings a wealth of knowledge and experience to our Board. It is my great pleasure to welcome him to California Water Service Group,” said Board Chairman Robert W. Foy.
     Among Guiles’ chief professional accomplishments are his leadership in guiding his companies through California’s energy crisis, his role in producing outstanding results for utility customers and shareholders, and his ability to forge strong relationships with employees.
     Guiles holds a bachelor’s degree in mechanical engineering from the University of Arizona and is a graduate of executive programs at the University of Southern California and the Edison Electric Institute. A noted civic leader, he has served as planning commissioner for the city of Chula Vista, director of the Arthritis Foundation, and a member of the boards of the Wellness Communities and San Diego Development Council. He is currently a Director and 2008 Chairman of the California Chamber of Commerce.
     “We take pride in the range of talents and professional backgrounds represented on our Board. Mr. Guiles brings a unique and valuable perspective to the table, and we are confident that he will be an asset to our team,” Foy said.
     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services, LLC. Together these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”

     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include but are not limited to: governmental and regulatory commissions’ decisions, including decisions on proper disposition of property; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; changes in accounting valuations and estimates; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.
     Additional information is available online at www.calwatergroup.com.
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